SECURITY AGREEMENT

Whereas, in contemplation of the purchase of the assets of Agrisoft Development Group, LLC (“ADG”) by Kind Agrisoft, LLC (“Debtor”), the parties previously entered into a binding Memorandum of Understanding for the repayment of debts to Surna, Inc. (“Secured Party”) by Debtor in which Secured Party agreed to extinguish its lien on the assets of ADG in return for the promise by Debtor to pay the debts secured by that lien and to secure such promises similarly as herein described,

On this 23rd day of June 2015, Kind Agrisoft, LLC (“Debtor”), for valuable consideration, receipt of which is acknowledged, grants to Surna, Inc. (“Secured Party”) a security interest in the following property of Debtor (the “Collateral”):

All intellectual property and accounts receivable (in both cases whether now or hereafter acquired)

to secure payment of the following obligations of Debtor to Secured Party (the “Obligations”):

All past and future loans from Secured Party to Debtor, (the principals of which currently total $272,217.77) together with all accrued interest.

1. Warranties and Covenants of Debtor. Debtor warrants and covenants that:

(a) No other creditor has a security interest in the Collateral.

(b) Debtor is the owner of the Collateral free from any adverse lien or encumbrance except this lien and the others described in this Security Agreement.

(c) Debtor will defend the Collateral against all claims of other persons.

(d) Debtor will immediately notify the Secured Party in writing of any change in name or address.

(e) Debtor will do all such things as Secured Party at any time or from time to time may reasonably request to establish and maintain a perfected security interest in the Collateral.

(f) A photographic or other reproduction of this agreement is sufficient as a financing statement.

(g) Debtor will not transfer or encumber the Collateral without the prior written consent of Secured Party provided that Secured Party will not unreasonably withhold such approval. Secured Party hereby approves of Debtor’s further encumbering the collateral by granting secondary or tertiary security interests in the collateral provided that (i) all such encumbrances, liens, and any other interests in the collateral shall have no rights that limit or infringe Secured Party’s rights under this agreement and (ii) all such encumbrances, liens, and any other interests shall be junior to the interests of Secured Party.

(h) Debtor will keep the Collateral insured against risk of loss or damage upon such terms as Secured Party may reasonably require.

(i) Debtor will keep the Collateral free from any adverse lien and in good repair, will not waste or destroy the Collateral, and will not use the Collateral in violation of any law or policy of insurance. Secured Party may examine and inspect the Collateral at any reasonable time.

(j) Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note evidencing the Obligations.

2. Additional Rights. Secured Party may discharge liens placed on the Collateral, may place and pay for insurance on the Collateral upon failure by the Debtor to do so, and may pay for the maintenance, repair, and preservation of the Collateral. To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment under this authorization.

3. Events of Default. Debtor shall be in default under this Agreement upon the occurrence of any of the following events or conditions which is not cured within ten (10) days after Debtor’s receipt of written notice from Secured Party of the occurrence of such default; provided, however, if such default is not susceptible to cure within such ten (10) day period, such default shall not be an Event of Default unless Debtor has failed to commence the cure of such default within ten (10) days after receipt of notice of such default from Secured Party and thereafter reasonably prosecuted such cure to completion: (a) the failure to perform any of the Obligations or this Agreement; (b) the loss, theft, substantial damage, destruction, transfer or encumbrance of the Collateral; (c) the making of any levy, seizure or attachment upon the Collateral; or (d) the filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, the appointment of a receiver of any part of the property of Debtor, or any assignment by Debtor for the benefit of creditors.

4. Remedies. UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE AS CURRENTLY ENACTED IN THE STATE OF COLORADO.

5. Electronic counterparts permissible. This Security Agreement may be executed in two or more counterparts (including facsimile, PDF or other electronic counterparts), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

SECURED PARTY:	DEBTOR:

/s/ Tae Darnell	/s/ David Dinenberg
Tae Darnell, President – Surna, Inc.	David Dinenberg, Manager – Kind Agrisoft, LLC

SECURITY AGREEMENT	www.selegal.org	PAGE 2